Exhibit 99.1

Offices
Headquarters
Springfield, VA

Inside the U.S.
Sacramento, CA
Denver, CO
Louisville, KY
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Charleston, SC
San Antonio, TX
Dugway, UT
Richmond, VA
Virginia Beach, VA

Outside the U.S.
Kabul, Afghanistan
Milton Keynes, UK
Baghdad, Iraq
Abu Dhabi, UAE
Manila, PH

FOR IMMEDIATE RELEASE	October 26, 2011
Versar Inc. Increases Credit Line to $15 million
Springfield, VA — Wednesday, October 26, 2011 —Versar, Inc. (NYSE AMEX: VSR) announced that it has executed an amendment to its line of credit that increases the amount 50% from $10 million to $15 million and extends the maturity date to Sept 25, 2012.
Tony Otten, CEO of Versar said “Versar is very proud to continue its lending relationship with United Bank which began in September of 2003. The increase in the credit line is a strong indication of the strength of our balance sheet and will help support our anticipated growth requirements.”
VERSAR, INC., headquartered in Springfield, VA, is a publicly held global project management company providing sustainable solutions to government and commercial clients in construction management, environmental services, munitions response, telecommunications and energy. Versar operates a number of web sites, including the corporate Web sites, www.versar.com, www.homelanddefense.com, www.geomet.com; www.viap.com; www.dtaps.com; www.adventenv.com, and www.ppsgb.com.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended July 1, 2011, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	Michael J. Abram	John Nesbett or Jennifer Belodeau
	Senior Vice President	Institutional Marketing Services
	Versar, Inc.	(203) 972-9200
	(703) 642-6706 mabram@versar.com	jnesbett@institutionalms.com
For more information, please contact Investor Relations at:
6850 Versar Center      Springfield, VA 22151      703.750.3000      Fax: 703.642.6842      www.versar.com